SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of Registrant as specified in its charter)

MARYLAND	53-0261100
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1775 EYE STREET, NW

SUITE 1000

WASHINGTON, D.C. 20006

(202) 774-3200

(Address, including zip code, and telephone number of Registrant’s principal executive offices)

STEPHEN E. RIFFEE

CHIEF FINANCIAL OFFICER

1775 EYE STREET, NW

SUITE 1000

WASHINGTON, D.C. 20006

(202) 774-3200

(Name, address, including zip code, and telephone number of agent for service)

THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

PAUL D. MANCA, ESQ.

HOGAN LOVELLS US LLP

555 THIRTEENTH STREET, NW

WASHINGTON, D.C. 20004

(202) 637-5821

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS REGISTRANT DETERMINES BASED ON MARKET CONDITIONS AND OTHER FACTORS.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE (1)(2)
Common Shares of Beneficial Interest, par value $0.01 per share	1,000,000	$24.98	$24,980,000	$1,133.10

(1)	Calculated pursuant to Rule 457(c) of the rules and regulations under the Securities Act, the offering price and the registration fee are calculated on the basis of the average high and low prices of the shares, as reported by the New York Stock Exchange, on May 27, 2015.
(2)	Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes 609,637 common shares previously registered on an expiring registration statement on Form S-3ASR (File No. 333-182267), filed by the Registrant on June 21, 2012, which remain unsold as of May 29, 2015. The Registrant previously paid a filing fee of $2,316.62 for such unsold shares, which will continue to be applied to such unsold shares. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the expiring registration statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

PROSPECTUS

WASHINGTON REIT DIRECT

1,000,000 Common Shares of Beneficial Interest

This prospectus describes Washington Real Estate Investment Trust’s (“Washington REIT,” “our,” “we” or “us”) convenient direct dividend reinvestment and share purchase plan (“Washington REIT Direct”), available for new investors to make initial investments in Washington REIT common shares, and for existing shareholders to increase their holdings of Washington REIT common shares.

You can participate in Washington REIT Direct if you own our common shares. If you do not own our common shares, you can become a participant by making an initial purchase through Washington REIT Direct with a minimum investment of $250.

Program highlights include:

•	Purchasing shares weekly and selling shares daily;

•	Reinvesting dividends automatically at no cost;

•	Buying additional Washington REIT shares by check or automatic deduction from your U.S. bank account; and

•	Transferring and selling Washington REIT shares easily without certificates.

This prospectus relates to 1,000,000 Washington REIT common shares of beneficial interest, par value $0.01 per share, to be offered for purchase under the program, which we refer to herein as “Washington REIT shares.” All references in this prospectus to “common shares” are to Washington REIT common shares of beneficial interest, par value $0.01 per share. References to “shareholders” are to individuals or entities that hold Washington REIT common shares. The term “new investor” refers to an individual or entity that does not hold Washington REIT common shares prior to becoming a participant in Washington REIT Direct.

Washington REIT shares are listed on the New York Stock Exchange under the trading symbol “WRE.” On May 27, 2015, the closing price of our common shares as reported on the NYSE was $25.13 per share.

Please read this prospectus carefully and keep it and all account statements for future reference. If you have any questions about the program, please call Computershare Trust Company, N.A. (“Computershare”), the program administrator, toll-free at 800-519-3111 (781-575-2879 from outside the U.S. and Canada), 24 hours a day, seven days a week. Customer service representatives are available between the hours of 8:30 a.m. and 5:00 p.m. Eastern time, Monday through Friday. You may also contact Computershare via the Internet. Computershare’s Internet/website address is www.computershare.com/investor.

The Washington REIT shares being offered are not insured or protected by any governmental agency, and involve investment risk, including the possible loss of principal. The payment of dividends by Washington REIT is discretionary and dividend payments may increase or decrease at the discretion of Washington REIT’s Board of Trustees.

Investing in our common shares involves risks. See “Risk Factors” beginning on page 8 of our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this prospectus or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state or country where the offer or sale is not permitted. To the extent required by applicable law in certain jurisdictions, shares offered through the program are offered only through a registered broker-dealer in those jurisdictions.

The date of this Prospectus is June 1, 2015.

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SUMMARY OF WASHINGTON REIT DIRECT

The following summary of Washington REIT Direct may omit information that may be important to you. You should carefully read the entire text of Washington REIT Direct contained in this prospectus before you decide to participate in Washington REIT Direct.

Enrollment

You can participate in Washington REIT Direct if you currently own Washington REIT shares. You may participate in Washington REIT Direct by completing a shareholder enrollment form and submitting it to Computershare, Washington REIT Direct’s administrator. Please see Question 5 for more detailed information.

Initial Investment

If you do not own any Washington REIT shares, you can participate in Washington REIT Direct by making an initial purchase of our common shares through Washington REIT Direct with a minimum initial investment of $250. Please see Question 7 for more detailed information.

Reinvestment of Dividends and Distributions

If you are a shareholder, you can reinvest all or a portion of your cash dividends in additional common shares. Please see Question 8 for more detailed information.

Optional Cash Investments

As a participant in Washington REIT Direct, you can purchase additional common shares by investing a minimum of $100 and a maximum of $300,000 per year. You can either pay by check or authorize one or more electronic transfers from your account at a U.S. Bank or financial institution. Please see Question 11 for more detailed information.

Source of Shares

Computershare will purchase our common shares directly from us as newly issued common shares, in the open market or in privately negotiated transactions with third parties. Please see Question 13 for more detailed information.

Purchase Price

The purchase price for our common shares under Washington REIT Direct depends on whether Computershare obtains your common shares by purchasing them directly from Washington REIT or in the open market. Please see Question 15 for more detailed information.

Tracking Your Investments

As a Washington REIT Direct participant you will receive periodic statements showing the details of each transaction and the share balance in your Washington REIT Direct account. Please see Question 35 for more detailed information.

Washington REIT Direct Administrator

We have appointed Computershare Trust Company, N.A. to administer Washington REIT Direct. Please see Question 26 for more detailed information.

WASHINGTON REAL ESTATE INVESTMENT TRUST

Washington Real Estate Investment Trust (“Washington REIT”) is a self-administered real estate investment trust (“REIT”) successor to a trust organized in 1960. Our business consists of the ownership and operation of income-producing real property in the greater Washington, DC metro region. We own a diversified portfolio of office, retail and multifamily properties. Our principal objective is to invest in high quality properties in prime locations, then proactively manage, lease and direct ongoing capital improvement programs to improve their economic performance. As of March 31, 2015, we owned 55 properties, consisting of 25 office properties, 17 retail centers and 13 multifamily properties.

Our principal offices are located at 1775 Eye Street, NW, Suite 1000, Washington, D.C. 20006. Our telephone number there is (202) 774-3200. We maintain a website at www.washreit.com.

Additional information about Washington REIT is included in documents incorporated by reference into this prospectus. See “Where You Can Find More Information” on page 18 of this prospectus and “Incorporation of Certain Information by Reference” on page 18 of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate by reference contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Documents we subsequently file with the Securities and Exchange Commission and incorporate by reference will also contain forward-looking statements. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements

Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that any transactions and events described in documents incorporated by reference into this prospectus will happen as described (or that they will happen at all). In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in, or incorporated by reference into, this prospectus reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (a) the effect of credit and financial market conditions; (b) the availability and cost of capital; (c) fluctuations in interest rates; (d) the economic health of our tenants; (e) the timing and pricing of lease transactions; (f) the economic health of the greater Washington Metro region, or other markets we may enter; (g) changes in real estate and zoning laws and increases in property tax rates; (h) the effects of changes in federal government spending; (i) the supply of competing properties; (j) consumer confidence; (k) unemployment rates; (l) consumer tastes and preferences; (m) our future capital requirements; (n) inflation; (o) compliance with applicable laws, including those concerning the environment and access by persons with disabilities; (p) governmental or regulatory actions and initiatives; (q) changes in general economic and business conditions; (r) terrorist attacks or actions; (s) acts of war; (t) weather conditions and natural disasters; (u) failure to qualify as a REIT; (v) the availability of and our ability to attract and retain qualified personnel; and (w) other factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, as updated by our future filings.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Any forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the “Risk Factors” section in our most recent Annual Report on Form 10-K, as updated by our future filings.

RISK FACTORS

Investing in Washington REIT shares involves risks that are described under the captions “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and under the captions “Item 1A. Risk Factors” and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Reports on Form 10-Q, and in other reports that we may file from time to time with the Securities and Exchange Commission.

INFORMATION ABOUT THE PROGRAM

The following questions and answers explain and constitute the governing document for Washington REIT Direct.

Purpose

1.	What is Washington REIT Direct?

Washington REIT Direct is a convenient direct share purchase and dividend reinvestment program available for new investors to make an initial investment in Washington REIT shares, and for existing shareholders to increase their holdings of Washington REIT shares. Participants in the program may elect to have dividends automatically reinvested in Washington REIT shares and/or to make optional cash investments through the program administrator, Computershare.

Participation in Washington REIT Direct is entirely voluntary, and we give no advice regarding your decision to join the program. However, if you decide to participate in this program, an enrollment form and reply envelope are enclosed for your convenience. Enrollment forms are also available by contacting Computershare at the address listed in Question 26.

2.	What options are available under the program?

Washington REIT Direct allows participants to:

•	open a program account with an initial investment of as little as $250 by check, or by authorizing automatic deductions from a U.S. bank account;

•	have all or part of the dividends on your Washington REIT shares automatically reinvested in additional Washington REIT shares at no cost to you;

•	increase holdings of Washington REIT shares under the program by making additional investments of as little as $100, up to a maximum of $300,000 per year, including the option of making automatic purchases by authorizing deductions from a U.S. bank account;

•	purchase Washington REIT shares in whole dollar amounts, rather than a specific quantity of shares, with the appropriate number of full and fractional shares credited to your Washington REIT Direct account;

•	make gifts of shares to family members and others at no cost by transferring Washington REIT shares to another account, new or old, or by making an initial investment;

•	deposit Washington REIT share certificates in the program’s share safekeeping feature with your share ownership maintained on Computershare’s records in book-entry form; and

•	receive regular statements indicating activity in your program account.

Please refer to Question 8 for additional information regarding dividend options and to Question 11 for further information regarding the methods for making additional cash investments.

Please retain all account statements for your records. The statements contain important tax and other information.

Eligibility and Enrollment

3.	Who is eligible to participate in Washington REIT Direct?

New Investors: If you do not currently own any Washington REIT shares, you can participate in Washington REIT Direct by making an initial purchase of common shares through Washington REIT Direct with a minimum investment of $250.

Record Owners: You are a record owner if you own common shares that are registered in your name with Washington REIT’s transfer agent, Computershare. If you are a record owner, you may participate directly in any or all of the features of Washington REIT Direct.

Beneficial Owners: You are a beneficial owner if you own common shares that are registered in the name of a financial intermediary (i.e., broker, bank or other nominee). If you are a beneficial owner, you must either (i) become a record owner by having one or more shares transferred into your own name, (ii) enroll in the program in the same manner as someone who is not currently a Washington REIT shareholder with a minimum investment of $250 or (iii) coordinate your dividend reinvestment through the broker, bank or other nominee in whose name your common shares are held.

All U.S. citizens are eligible to participate in Washington REIT Direct, whether or not they are currently Washington REIT shareholders.

If you are not a U.S. citizen, you can participate in Washington REIT Direct provided there are no laws or governmental regulations that would prohibit you from participating or laws or governmental regulations that would affect the terms of Washington REIT Direct. Washington REIT reserves the right to terminate participation of any shareholder if it deems it advisable under any foreign laws or regulations. All program funds must be in U.S. funds and drawn on a U.S. bank. If you are not in the U.S., contact your bank to verify that they can provide you with a check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, we are unable to accept checks clearing through non-U.S. banks. Please contact your local bank for details on how to make the transaction.

4.	Are there fees associated with participation?

There is no cost to you for reinvesting your dividends. Washington REIT will pay all fees for dividend reinvestments and the annual maintenance cost for your account.

There is no fee for purchasing shares with optional cash investments by check or with automatic investments. However, you will incur a processing fee (currently, $0.03 per share) which will be deducted from your optional cash investment funds. All per share processing fees include any brokerage commissions Computershare is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share processing fee.

There is no enrollment fee for joining Washington REIT Direct. However, new shareholders must pay a processing fee (currently, $0.03 per share), which will be deducted from their initial investment funds. Current shareholders pay no fee for enrolling in the program. All per share processing fees include any brokerage commissions Computershare is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share processing fee.

If you instruct Computershare to sell any of your Washington REIT shares, you will be charged a service fee plus a processing fee which will be deducted from the proceeds derived from the sale. All per share processing fees include any brokerage commissions Computershare is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share processing fee. See Question 22 for more information.

5.	How does a Washington REIT shareholder enroll in the program?

If you are already a Washington REIT shareholder of record (that is, if you own Washington REIT shares that are registered in your name, not your broker’s) but you are not enrolled in Washington REIT Direct, you may enroll in the program simply by completing and returning the enclosed shareholder enrollment form to Computershare or by enrolling online through Computershare’s website, www.computershare.com/investor. You may obtain additional shareholder enrollment forms at any time upon request to Computershare.

6.	I already own Washington REIT shares, but they are held by my bank or broker and registered in “street name.” Can I use those shares to participate in the program?

Yes. To become a participant, you may choose from among the following options:

•	If you are a beneficial owner of Washington REIT shares registered in the name of a financial intermediary (for example, a bank or a broker), you may participate in Washington REIT Direct by directing your financial intermediary to re-register at least one Washington REIT share directly in your name. You need to re-register in your name as many shares as you wish to have dividends reinvested from. You may then enroll in the program as a registered shareholder, without having to make an initial investment. Simply complete the shareholder enrollment form or enroll online as described in Question 5.

•	You may enroll in the program in the same manner as someone who is not currently a Washington REIT shareholder, as described in Question 7.

•	You can coordinate your dividend reinvestment through the broker, bank or other nominee in whose name your common shares are held.

7.	I am not currently a Washington REIT shareholder. How do I enroll in Washington REIT Direct?

If you do not currently own Washington REIT shares and you wish to become a shareholder and a participant in Washington REIT Direct, you may enroll in the program by completing an initial enrollment form and making an initial investment of at least $250. To make your initial investment, you may:

•	enroll by mail. You may include with your initial enrollment form a check made payable to “Computershare - Washington Real Estate Investment Trust” in an amount equal to at least $250, up to a maximum of $300,000. Alternatively, you may authorize monthly recurring automatic deductions of at least $100 per transaction from your account at a U.S. Bank or financial institution for at least three consecutive purchases, up to a maximum of $300,000 per year. Automatic deductions will continue indefinitely, beyond the initial three purchases, until you notify Computershare by telephone, Internet, or in writing that the automatic deductions are to stop. Computershare’s Internet address is www.computershare.com/investor. A direct debit authorization form is included with the initial enrollment form.

•	enroll online at www.computershare.com/investor. You will be asked to complete an online enrollment form and authorize a one-time debit from your U.S. Bank or financial institution account for at least $250, up to a maximum of $300,000. Alternatively, you may authorize monthly recurring automatic deductions of at least $100 per transaction from your account at a U.S. Bank or financial institution for at least three consecutive purchases, up to a maximum of $300,000 per year. Automatic deductions will continue indefinitely, beyond the initial three purchases, until you notify Computershare by telephone, Internet, or in writing that the automatic deductions are to stop.

Dividend Reinvestment Options

8.	What are the dividend options?

As a participant in the program, you may elect to reinvest all, part or none of the dividends on your Washington REIT shares for the purchase of additional Washington REIT shares. The options available to you are as follows:

•	Full Dividend Reinvestment. If you select this option, Computershare will apply all of your dividends on all Washington REIT shares registered in your name toward the purchase of more Washington REIT shares.

•	Partial Dividends Paid in Cash (Partial Reinvestment). If you select this option, Computershare will pay you dividends in cash on the number of Washington REIT shares that you specify on your enrollment form and apply the balance of your dividends toward the purchase of more Washington REIT shares.

•	All Dividends Paid in Cash (No Dividend Reinvestment). If you select this option, your dividends will not be reinvested. Instead, you will receive payment by check or direct deposit (at your option) for all of your cash dividends.

The dates on which dividends will be reinvested are described in Question 14. Computershare will continue to reinvest your dividends as you have indicated on your enrollment form until you specify otherwise. You may change your election at any time by either completing and submitting a new enrollment form, by contacting Computershare directly at 800-519-3111 (781-575-2879 from outside the U.S. and Canada), or by accessing your program account through the Internet at Computershare’s website, www.computershare.com/investor. No matter which reinvestment option you have selected, you may make optional cash investments as described in Question 11.

9.	How may I change my dividend reinvestment option or discontinue reinvesting my dividends?

You may change dividend reinvestment options by calling Computershare directly at 800-519-3111 (781-575-2879 from outside the U.S. and Canada), by instructing Computershare in writing at its address listed in Question 26, by submitting to Computershare a new election on an enrollment form, or by accessing your program account through the Internet at Computershare’s website, www.computershare.com/investor. To be effective for a specific dividend, any change must be received by Computershare before the record date for that dividend. See Question 14 for information regarding record dates.

You may discontinue reinvestment of cash dividends at any time by calling or writing to Computershare or by accessing your program account through the Internet at Computershare’s website at www.computershare.com/investor. If Computershare receives your request to discontinue dividend reinvestment shortly before, on, or shortly after a record date for a dividend, Computershare may either pay the dividend in cash or reinvest it under the program on the next investment date on your behalf. If reinvested, Computershare may sell the Washington REIT shares purchased and send the proceeds to you, less any service fee, applicable processing fee and any other costs of sale. After processing your request to discontinue dividend reinvestment, any Washington REIT shares credited to your account under Washington REIT Direct will continue to be held in book-entry form. Dividends on any Washington REIT shares held in book-entry form, and on any Washington REIT shares you hold in certificate form, will be paid in cash by check or direct deposit (at your option). To receive cash dividends by direct deposit, see Question 10.

10.	May I receive dividend payments by direct deposit?

Yes. Through the program’s direct deposit feature, instead of receiving dividend checks, you may elect to have your cash dividends paid by electronic funds transfer to your account at a U.S. bank or financial institution on the dividend payment date. To receive dividends by direct deposit, you must complete, sign and return to Computershare an authorization for electronic direct deposit form. You may obtain this form by calling Computershare directly at 800-519-3111 (781-575-2879 from outside the U.S. and Canada). You may also elect direct deposit online at www.computershare.com/investor.

Authorization for electronic direct deposit forms will be processed and will become effective as promptly as practicable after receipt of the form by Computershare. You may change your designated U.S. bank account for direct deposit or discontinue this feature at any time by submitting to Computershare a new authorization for electronic direct deposit form, by written instruction to Computershare or online.

Optional Cash Investments

11.	How do I make an additional investment?

You may make optional cash investments by choosing among the following options:

•	Check Investment. You may make optional cash investments of at least $100, up to a maximum of $300,000 per year, in Washington REIT shares by sending to Computershare a check for the purchase of additional shares. The check must be made payable to “Computershare - Washington Real Estate Investment Trust” in U.S. dollars and drawn on a U.S. bank. If you are not in the U.S., contact your bank to verify that they can provide you with a check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, we are unable to accept checks clearing through non-U.S. banks. Computershare will not accept cash, traveler’s checks, money orders, or third party checks for optional cash investments. All checks should be sent to Computershare at the address listed on the tear-off form section attached to each account statement you receive, or if making an investment when enrolling, with your enrollment form.

•	One-time Online Bank Debit. You may make optional cash investments of at least $100, up to a maximum of $300,000 per year, in Washington REIT through Computershare’s website, www.computershare.com/investor, and authorizing a one-time online bank debit from an account at a U.S. bank or financial institution. One-time online optional cash investment funds will be held by Computershare for three banking business days before they are invested. Please refer to the online confirmation for the account debit date and investment date.

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Monthly Recurring Automatic Investment from a U.S. Bank Account. As an alternative to sending checks for optional cash investments, you may elect to have funds automatically withdrawn from your checking or savings account at a U.S. bank or financial institution. You may elect the automatic deduction option by accessing your program account through the Internet at Computershare’s website, www.computershare.com/investor. You may also elect the automatic deduction option by completing and signing a direct debit authorization form and returning this form to Computershare, together with a voided blank check or savings account deposit slip for the bank account from which the funds are to be withdrawn. Additional direct debit authorization forms are available through Computershare. Your direct debit authorization form will be processed and will become effective as promptly as practicable. However, you should allow four to six weeks for the first investment to be initiated using this automatic deduction feature. Once automatic deductions begin, funds will be withdrawn from your bank account on either the first or fifteenth day of each month, or both (at your option), or the next business day if either of those days is not a business day. Those funds normally will be invested within five business days. You may change the amount of money or discontinue automatic deductions by completing and submitting to Computershare a new authorization form for automatic deductions. As an alternative, you may also change or discontinue your automatic monthly deductions by accessing your program account through the Internet at Computershare’s website, www.computershare.com/investor. To be effective for a particular investment date, Computershare must receive your new instructions at least six business days before the investment date. See Question 14 for more information regarding investment dates.

12.	What are the minimum and maximum amounts for additional investments?

In addition to increasing your holdings of Washington REIT shares through the reinvestment of dividends, you may make optional cash investments in Washington REIT shares at any time. Your optional cash investment must be at least $100, up to a maximum of $300,000 per year. Whether participating through the use of a check, online debit or through the monthly recurring automatic deduction feature, the $100 minimum per transaction applies. If you are not a Washington REIT shareholder and are a first-time investor in the program, your initial investment must be for at least $250 (or, if you wish to authorize automatic deductions, you must authorize at least three consecutive purchases of at least $100 per transaction). See Question 7 for additional information regarding an initial investment.

Optional cash investments will be returned to you upon your request, provided that Computershare receives your request at least two business days prior to the investment date.

Common Share Purchases

13.	What is the source of Washington REIT shares purchased through the program?

At Washington REIT’s option, shares may be purchased in the open market through a registered broker-dealer or directly from Washington REIT. Share purchases in the open market may be made on any stock exchange where Washington REIT shares are traded or on terms as Computershare may reasonably determine. Neither Washington REIT nor any participant will have any authority or power to direct the date, time or price at which Washington REIT shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made.

14.	When will Washington REIT shares be purchased under the program?

General. Direct purchases from Washington REIT of authorized but unissued Washington REIT shares will be made on the relevant “investment date” as described below. Purchases on the open market will begin on the investment date and generally will be completed the same day, but if market conditions do not permit, the purchases will be completed no later than 30 days from that date, except where completion at a later date is necessary or advisable under any applicable federal securities laws.

Optional Cash Investments. Computershare will normally invest any initial and additional cash investments by check, one-time online debit or by automatic deductions from a U.S. bank account, toward the purchase of Washington REIT shares no later than five business days after receipt of the investment. Computershare will determine the actual investment date for initial and additional cash investments.

Dividend Reinvestments. The investment date for reinvested cash dividends will be the dividend payment date. If the investment date falls on a date when the New York Stock Exchange is closed, the investment date will be the next day that the New York Stock Exchange is open. If Computershare receives your enrollment form requesting reinvestment of dividends on or before the record date established for a particular dividend, reinvestment will commence with that dividend. We expect that record dates for dividends which may be declared on Washington REIT shares will be approximately two weeks before the end of each quarter and the related payment dates will be on the last day or next to last day of the quarter.

If your enrollment form is received after the record date for a particular dividend, the reinvestment of dividends will begin on the dividend payment date following the next record date.

15.	At what price will Washington REIT shares be purchased?

For Washington REIT shares purchased on the open market, Computershare may combine a participant’s funds with funds of other participants and generally will batch purchase types (dividend and optional cash investments) for separate execution by its broker. At Computershare’s discretion these batches may be combined and executed by its broker. Computershare may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in the shares, Computershare’s broker may execute purchases for any batch or batches in multiple transactions and over more than one day. If different purchase types are batched, the price per share of the common shares purchased for each participant’s account, whether purchased with funds contributed, dividends or both, shall be the weighted average price of the specific batch for such shares purchased by Computershare’s broker on that investment date.

For Washington REIT shares purchased directly from Washington REIT, the price will be the closing price of the Washington REIT shares as reported on the New York Stock Exchange Composite Transactions list for that investment date. If no trading in Washington REIT shares occurs on the New York Stock Exchange for that date, Washington REIT will determine your price per share on the basis of market quotations as Washington REIT deems appropriate.

16.	Will fractional Washington REIT shares be purchased?

Yes. If any dividend or optional cash investment is not sufficient to purchase a whole Washington REIT share, a fractional Washington REIT share equivalent will be credited to your account. All fractional Washington REIT shares are rounded to six decimal places.

17.	How are payments with “insufficient funds” handled?

In the event that any check or other deposit is returned unpaid for any reason, or your predesignated U.S. bank account does not have sufficient funds for an automatic debit, Computershare will consider the request for investment of that purchase null and void and will immediately remove from your account any Washington REIT shares already purchased in anticipation of receiving those funds. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, Computershare may sell additional Washington REIT shares from your account as necessary to satisfy the uncollected balance. There is a fee (currently $25) for any check or other deposit that is returned unpaid by your bank and for any failed automatic deduction from your predesignated U.S. bank account. This fee will be collected by Computershare through the sale of the number of Washington REIT shares from your Washington REIT Direct account necessary to satisfy the fee.

18.	Will interest be paid on the program accounts?

No. Interest will not be paid on amounts held pending investment.

19.	Who will hold the additional Washington REIT shares purchased through Washington REIT Direct?

Washington REIT shares purchased through Washington REIT Direct are credited in book-entry form to your account on Computershare’s records. The number of Washington REIT shares (including fractional interests) credited to your account will be shown on each account statement.

If you wish to pledge Washington REIT shares credited to your account, you must first request Computershare to issue a certificate for the Washington REIT shares. To request a certificate, see Question 20.

Share Certificates and Safekeeping

20.	How may I receive a Washington REIT share certificate?

You may obtain a certificate at no cost for some or all of the whole Washington REIT shares credited to your account at any time by simply requesting Computershare to issue a certificate for the requested number of Washington REIT shares. You may make such a request by:

•	Calling Computershare at 800-519-3111 (781-575-2879 from outside the U.S. and Canada);

•	accessing your program account through the Internet at Computershare’s website, www.computershare.com/investor;

•	using the tear-off form attached to the account statement; or

•	sending written notice specifying the number of Washington REIT shares to be issued in certificate form (certificated).

Certificates will be issued to you and registered in your name. Certificates are normally issued to participants within two business days after receipt of the request. No certificates will be issued for a fractional Washington REIT share. If you request a certificate for all Washington REIT shares credited to your account, a certificate will be issued for the whole Washington REIT shares and a cash payment in the form of a check will be made for any remaining fractional Washington REIT share. That cash payment will be based upon the then-current market price of Washington REIT shares, less any service fee, any applicable processing fee and any other costs of sale. Issuance of certificates may be subject to an additional fee. Please contact Computershare to determine if there is a certificate issuance fee.

Receiving certificated Washington REIT shares from your account does not affect your dividend reinvestment option. For example, if you authorized the full dividend reinvestment option, cash dividends with respect to Washington REIT shares issued in certificate form will continue to be reinvested.

21.	May I add my Washington REIT share certificate to my Washington REIT Direct account for safekeeping?

Yes. You may deposit with Computershare any Washington REIT share certificate in your possession and registered in your name for credit to your account as book-entry shares at any time, at no cost. Washington REIT will pay all fees for this service. This safekeeping feature offers two advantages:

•	the risk associated with loss, theft or destruction of Washington REIT share certificates is eliminated. Otherwise, in the case of a lost or stolen certificate, no sale or transfer may occur until a replacement is obtained, which can be a costly and time-consuming process; and

•	since Washington REIT shares deposited into your account with Computershare are treated in the same manner as Washington REIT shares purchased through the program, they may be transferred or sold through the program in a convenient and efficient manner.

To combine Washington REIT shares held in certificate form with Washington REIT shares held in book-entry form through your Washington REIT Direct account, you must send your request and your certificates to Computershare. The certificates should not be endorsed. Computershare will promptly send you a statement confirming each certificate deposit.

To insure against potential loss resulting from mailing certificates to Computershare, you should send your certificates to the address listed in Question 26 by registered mail, return receipt requested, and insured for possible mail loss for 3% of the market value (minimum of $50). This represents the approximate cost to you for replacing certificates if they are lost in the mail.

Sale and Transfer of Shares

22.	How may I sell Washington REIT shares I hold through Washington REIT Direct?

You can sell some or all of the shares held in your Washington REIT Direct account at any time by contacting Computershare. See Question 26 for more information on how to contact Computershare. You have four choices when making a sale, depending on how you submit your sale request, as follows:

•	Market Order: A market order is a request to sell shares promptly at the current market price. Market order sales are only available by accessing your account at www.computershare.com/investor or by calling Computershare directly at 800-519-3111 (781-575-2879 from outside the U.S. and Canada). Market order sale requests received at www.computershare.com/investor or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern time). Any orders received after 4:00 p.m. Eastern time will be placed promptly on the next day the market is open. Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or call Computershare directly at 800-519-3111 (781-575-2879 from outside the U.S. and Canada). If your market order sale was not filled and you still want the shares sold, you will need to re-enter the sale request. The price shall be the market price of the sale obtained by Computershare’s broker, less a service fee of $25 and a processing fee of $0.12 per share sold.

•	Batch Order: A batch order is an accumulation of all sale requests for a security submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by Computershare will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. All sales requests received in writing will be submitted as batch order sales. Computershare will cause your shares to be sold on the open market within five business days of receipt of your request. To maximize cost savings for batch order sales requests, Computershare may combine each selling program participant’s shares with those of other selling program participants. In every case of a batch order sale, the price to each selling program participant shall be the weighted average sale price obtained by Computershare’s broker for each aggregate order placed by Computershare and executed by the broker, less a service fee of $15 and a processing fee of $0.12 per share sold.

•	Day Limit Order: A day limit order is an order to sell securities when and if they reach a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed after-market hours, the next day the market is open). Depending on the number of securities being sold and the current trading volume in the securities, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the applicable stock exchange, by Computershare at its sole discretion or, if Computershare’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling Computershare directly at 800-519-3111 (781-575-2879 from outside the U.S. and Canada). Each day limit order sale will incur a service fee of $25 per sale and a processing fee of $0.12 per share sold.

•	Good-Til-Cancelled (“GTC”) Limit Order: A GTC limit order is an order to sell securities when and if the securities reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of securities being sold and current trading volume in the securities, sales may be executed in multiple transactions and over more than one day. If an order remains open for more than one day during which the market is open, a separate fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by Computershare at its sole discretion or, if Computershare’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling Computershare directly at 800-519-3111 (781-575-2879 from outside the U.S. and Canada). Each GTC limit order sale will incur a service fee of $25 per sale and a processing fee of $0.12 per share sold.

All per share processing fees include any brokerage commissions Computershare is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share processing fee. Proceeds are normally paid by check, which are distributed within 24 hours after your sale transaction has settled. You should be aware that the price of Washington REIT common shares may rise or fall during the period between a request for sale, its receipt by Computershare, and the ultimate sale on the open market. Instructions for a market order or a batch order are binding and may not be rescinded. Computershare may, for various reasons, require a transaction request to be submitted in writing. Please contact Computershare to determine if there are any limitations applicable to your particular sale request. An additional fee of $15 will be charged if the assistance of a Customer Service Representative is required when selling shares.

Computershare reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, no one will have any authority or power to direct the time or price at which Washington REIT shares for the program are sold (except for prices specified for day limit orders or GTC limit orders), and no one, other than Computershare, will select the broker(s) or dealer(s) through or from whom sales are to be made.

If you elect to sell Washington REIT shares, you may utilize Computershare’s international currency exchange service to convert your sale proceeds to your local currency prior to being sent to you. Receiving your sales proceeds in a local currency and having your check drawn on a local bank avoids the time-consuming and costly “collection” process required for cashing U.S. dollar checks. You can establish your international currency elections online at www.computershare.com/investor or by completing the International Currency Payment Registration Form and returning it to Computershare. Please note that your international currency elections must be completed online or received via mail by Computershare prior to requesting this service for any sales processed by telephone. This service is subject to additional terms and conditions and fees.

23.	Can I transfer Washington REIT shares that I hold in the program to someone else?

Yes. You may transfer ownership of some or all of your Washington REIT shares held through Washington REIT Direct. You may obtain information about transferring your shares through the Computershare Transfer Wizard at www.computershare.com/transferwizard. The Transfer Wizard will guide you through the transfer process, assist you in completing the transfer form, and identify other necessary documentation you may need to provide. Alternatively, you may call Computershare at 800-519-3111 (781-575-2879 from outside the U.S. and Canada) for complete transfer instructions. You will be asked to send to Computershare written transfer instructions. Your signature on the written transfer instructions must be “Medallion Signature Guaranteed” by a financial institution. Most banks and brokers participate in the Medallion Signature Guarantee program. The Medallion Signature Guarantee program ensures that the individual signing is in fact the owner of the shares to be transferred. A notary is not sufficient.

You may transfer Washington REIT shares to new or existing Washington REIT record shareholders. However, if you transfer less than one whole share, a new Washington REIT Direct account may not be opened for the transferee. If the transferee is not already a participant in Washington REIT Direct and you transfer more than one whole share, an account will be opened in the name of the transferee and he or she will automatically be enrolled in the program under the full reinvestment option unless you specify differently. After the transfer has been made, the transferee may change the investment option as described in Question 9.

Termination of Participation

24.	How would I terminate my participation in Washington REIT Direct?

You may terminate your participation in Washington REIT Direct at any time by giving notice to Computershare. To be effective for any given dividend payment, Computershare must receive notice before the record date for such dividend payment. If Computershare receives your request to discontinue dividend reinvestment shortly before, on, or shortly after a record date for a dividend, Computershare may either pay the dividend in cash or reinvest it under the program on the next investment date on your behalf. If reinvested, Computershare may sell the Washington REIT shares purchased and send the proceeds to you, less any service fee, applicable processing fee and any other costs of sale. After processing your request to discontinue dividend reinvestment, any Washington REIT shares credited to your account under Washington REIT Direct will continue to be held in book-entry form. Dividends on any Washington REIT shares held in book-entry form, and on any Washington REIT shares you hold in certificate form, will be paid in cash by check or direct deposit (at your option). To receive cash dividends by direct deposit, see Question 10.

Upon termination of your Washington REIT Direct account, at your request you can either continue to have Computershare hold your whole shares in your account in book-entry form or you can receive a receive a certificate for the whole shares held for you under Washington REIT Direct. In both instances you will receive cash payment in the form of a check for any remaining fractional Washington REIT share. That cash payment will be based upon the then-current market price of Washington REIT shares, less any service fee, any applicable processing fee and any other costs of sale. Issuance of certificates may be subject to an additional fee. Please contact Computershare to determine if there is a certificate issuance fee. After Computershare terminates your account, future dividends will be sent directly to you by check or direct deposit (at your option). To receive cash dividends by direct deposit, see Question 10. Alternatively, if you so direct, Computershare will sell all whole and fractional shares in your Washington REIT Direct account. See Question 22 “How may I sell Washington REIT shares I hold through Washington REIT Direct?” for more information.

Rejoining the Plan After Withdrawal. After you withdraw from Washington REIT Direct, you may rejoin Washington REIT Direct at any time by enrolling online, or by filing a new enrollment form with Computershare, and otherwise complying with the terms of Washington REIT Direct. However, the Washington REIT or Computershare has the right to reject the enrollment form if you repeatedly join and withdraw from the Washington REIT Direct, or for any other reason. Computershare’s exercise of this right is intended to minimize unnecessary administrative expenses and to encourage use of the Washington REIT Direct as a long-term shareholder investment service.

Other Information

25.	I’ve just moved. How can I request a change of address or update other personal data?

It is important that our records contain your most up-to-date personal data. If you need to request a change of address or update other personal data, please call Computershare at 800-519-3111 (781-575-2879 from outside the U.S. and Canada) or write to Computershare at the address listed in Question 26. You may also update your personal information through Computershare’s website, www.computershare.com/investor.

26.	Who administers Washington REIT Direct? How do I contact them?

Computershare Trust Company, N.A. directs the purchase of and credits participants’ accounts with Washington REIT shares acquired under the program, keeps records, sends statements of account activity to participants and performs other related duties.

You may contact Computershare by writing to:

Washington REIT Direct

c/o Computershare Trust Company, N.A.

P.O. Box 30170

College Station, TX 77842-3170

You may contact Computershare at one of the telephone numbers listed below:

•	Shareholder customer service, including sale of shares: 800-519-3111 (within the U.S. and Canada) and 781-575-2879 (outside the U.S. and Canada)

•	New investors requesting program material: 800-519-3111 (781-575-2879 from outside the U.S. and Canada) (available 24 hours a day, 7 days a week) and TDD: 800-368-0328 (a telecommunications device for the hearing impaired is available)

You may also contact Computershare via the Internet. Computershare’s Internet address is www.computershare.com/investor. Messages sent via the Internet will be responded to promptly. At Computershare’s website, you can access your Washington REIT share balance, transfer Washington REIT shares, sell Washington REIT shares, request a Washington REIT share certificate, and obtain online forms and other information about your account.

27.	What if Washington REIT issues a Washington REIT share dividend or declares a Washington REIT share split?

Any Washington REIT share dividends or split Washington REIT shares distributed by Washington REIT on Washington REIT shares credited to your account or on Washington REIT shares held by you in the form of certificates will be credited to your account. You will receive a statement indicating the number of Washington REIT shares or dividends earned as a result of the transaction.

28.	How do I vote my Washington REIT Direct shares at shareholders’ meetings?

In connection with any meeting of Washington REIT shareholders, you will receive proxy materials, including a proxy card representing both the Washington REIT shares for which you hold physical certificates and the whole shares held in book-entry form in your Washington REIT Direct account. Fractional Washington REIT shares will not be voted.

29.	How will Washington REIT interpret and regulate Washington REIT Direct and can Washington REIT Direct be changed?

We may interpret, regulate and take any other action in connection with Washington REIT Direct that we deem reasonably necessary in our sole discretion to carry out Washington REIT Direct. As a participant in Washington REIT Direct, you will be bound by any actions taken by us or Computershare.

While Washington REIT Direct is intended to continue indefinitely, Washington REIT reserves the right to suspend or terminate the program at any time. Washington REIT also reserves the right to make modifications to the program. You will be notified of any such suspension, termination or modification.

Washington REIT Direct was formerly referred to as “WRIT Direct.”

30.	Can my Washington REIT Direct account be terminated?

Computershare may terminate your Washington REIT Direct account if you do not own at least one whole Washington REIT share. In the event that your program account is terminated for this reason, a check for the cash value of the fractional Washington REIT share based upon the then-current market price, less any service fee, any processing fee and any other costs of sale will be sent to you and your account will be closed.

Any questions of interpretation that may arise under the program will be determined by Washington REIT and Washington REIT’s determination will be final.

31.	Are there any risks associated with Washington REIT Direct?

Your investment in common shares purchased under Washington REIT Direct is no different from any investment in Washington REIT shares that you hold directly. Neither we nor Computershare can assure you a profit or protect you against a loss on shares that you purchase. You bear the risk of loss and enjoy the benefits of any gain from market price changes with respect to shares purchased under Washington REIT Direct. See “Risk Factors.”

32.	What are the responsibilities of Washington REIT and Computershare under the program?

Neither Washington REIT nor Computershare will be liable for any act or omission to act, which was done in good faith, including any claim of liability arising out of the failure to cease reinvestment of dividends for a participant’s account upon the participant’s death prior to receipt of notice in writing of the death along with a request to cease dividend reinvestment from a qualified representative of the deceased, the prices at which Washington REIT shares are purchased or sold (except for prices specified for day limit orders or GTC limit orders) for participants’ accounts, the times when purchases or sales are made (except for prices specified for day limit orders or GTC limit orders), or fluctuations in the market value of Washington REIT shares.

Although Washington REIT currently contemplates the continuation of quarterly dividends, the payment and amount of dividends is subject to the discretion of Washington REIT’s Board of Trustees and will depend upon future earnings, financial condition and other factors.

33.	What are the federal income tax consequences of participating in the program?

A summary of the certain U.S. federal income tax consequences of a shareholders’ participation in Washington REIT Direct is set forth in our Current Report on Form 8-K, filed with the SEC on June 1, 2015 (as amended or supplemented from time to time), and incorporated by reference in this prospectus. The summary in our Current Report on Form 8-K is for general information only and does not constitute tax advice. It does not reflect every possible tax outcome or consequence that could result from participation in Washington REIT Direct. In addition, it does not reflect state, local or non-U.S. tax consequences that may apply to you based on your particular circumstances and residence. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or foreign income and other tax consequences that may result from your participation in Washington REIT Direct and your subsequent sale of shares acquired pursuant to Washington REIT Direct.

34.	Where will notices be sent?

Computershare will address all of its notices to you at your last known address. You should notify Computershare promptly, in writing, of any change of address.

35.	What reports will I receive?

Easy to read statements of your calendar year-to-date account activity will be sent to you after each transaction, which will simplify your record keeping. Each account statement will show the amount invested, the purchase or sale price, the number of Washington REIT shares purchased or sold and any applicable fees, as well as any activity associated with Washington REIT share deposits or certificated withdrawals. For market order sale transactions, the time of sale will be provided. For shares acquired in Washington REIT Direct after January 1, 2011, specific cost basis information will be included in your Washington REIT Direct statement in accordance with applicable law. Please notify Computershare promptly either in writing or by telephone if your address changes. In addition, you will receive copies of the same communications sent to all other holders of Washington REIT shares, such as annual reports and proxy statements. You will also receive any Internal Revenue Service information returns, if required.

Please retain all account statements for your records. The statements contain important tax and other information.

36.	What law governs Washington REIT Direct?

The laws of the State of Maryland govern Washington REIT Direct.

WHERE YOU CAN FIND MORE INFORMATION

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with additional or different information. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of those documents. You may also obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the shares. The registration statement may contain additional information that may be important to you.

We maintain a website at www.washreit.com. We make our SEC filings available on our website, free of charge, as soon as reasonably practicable after such materials are filed with, or furnished to the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or any applicable prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. You may also read and copy of the registration statement and any other document we file without charge at the SEC’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees.

Because our common shares are listed on the New York Stock Exchange, you also may read our reports, proxy statements and other information filed by us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC permits us to incorporate information into this prospectus by reference some information that is contained in other documents we file with the SEC. This means that we may disclose important information by referring you to other documents filed separately with the SEC that contain the information, including documents that we file after the date of this prospectus. The information that is incorporated by reference is considered to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

1.	Our annual report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 2, 2015;

2.	Our quarterly report on Form 10-Q for the period ending March 31, 2015, filed with the SEC on May 5, 2015;

3.	Our definitive proxy statement filed with the SEC on March 25, 2015 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2014);

4.	Our current reports on Form 8-K filed with the SEC on January 20, 2015, January 27, 2015, February 20, 2015, March 5, 2015, May 18, 2015, and June 1, 2015;

5.	The description of our common shares included in our Registration Statement on Form 8-A, filed with the SEC on December 4, 1998 under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description; and

6.	Each document that we file after the date of this prospectus under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

Information in this prospectus may add to, update or change information in a previously filed document incorporated by reference in this prospectus. In that case, you should rely on the information in this prospectus. Information in a document filed after the date of this prospectus may add to, update or change information in this prospectus or in a previously filed document incorporated by reference in this prospectus. In that case, you should rely on the information in the later filed document.

You may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. Please direct your request to:

Investor Relations, Washington REIT, 1775 Eye Street, NW, Suite 1000, Washington, D.C. 20006, (202) 774-3200.

USE OF PROCEEDS

Washington REIT will receive proceeds from the sale of common shares that Computershare purchases directly from us. We will not receive proceeds from the sale of common shares that Computershare purchases in the open market. We intend to use the proceeds of the sale of any newly issued or treasury common shares issued under Washington REIT Direct for general corporate purposes. Since the price of the common shares offered under Washington REIT Direct is based on future market prices, we are unable to make an advance determination of the price at which common shares will be sold to Washington REIT Direct participants or the proceeds of such sale.

PLAN OF DISTRIBUTION

Except to the extent Computershare purchases Washington REIT shares in open market transactions, Washington REIT will sell Washington REIT shares acquired under Washington REIT Direct directly to you through Computershare. Washington REIT shares acquired pursuant to Washington REIT Direct may be resold in market transactions on any national securities exchange on which Washington REIT shares trade or in privately negotiated transactions. Washington REIT shares are currently listed on the New York Stock Exchange under the trading symbol “WRE.”

Washington REIT may sell Washington REIT shares through Washington REIT Direct to persons (including brokers or dealers) who, in connection with the resale of Washington REIT shares, may be considered underwriters. In connection with these types of transactions, compliance with Regulation M under the Exchange Act would be required. The difference between the price such persons who may be deemed to be underwriters pay Washington REIT for Washington REIT shares acquired under Washington REIT Direct and the price at which such Washington REIT shares are resold, may be deemed to constitute underwriting commissions received by such persons in connection with such transactions. Washington REIT will not give any person any rights or privileges other than those that the person would be entitled to as a participant in Washington REIT Direct. Washington REIT will not enter into any agreement with any person regarding the person’s purchase, resale or distribution of Washington REIT shares.

Subject to the availability of Washington REIT shares registered for issuance under Washington REIT Direct, there is no total maximum number of Washington REIT shares that can be issued pursuant to Washington REIT Direct. Except for the specific fees described in Question 4 of this prospectus, you are not required to pay any transaction fees, service fees, processing fees or other charges, in connection with the purchase of Washington REIT shares under Washington REIT Direct. You will only have to pay fees in connection with your voluntary sale of Washington REIT shares from your Washington REIT Direct account. See Questions 4 and 22 for more detailed information.

Washington REIT shares may not be available under Washington REIT Direct in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any Washington REIT shares or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

LEGAL OPINION

Hogan Lovells US LLP will issue an opinion regarding certain legal matters in connection with this offering, including the validity of the common shares being offered pursuant to the Washington REIT Direct, and will pass upon certain federal income tax matters.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014 as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered. All amounts other than the registration fee are estimated.

Securities and Exchange Commission registration fee	$1,133.10

Accounting fees and expense	$15,000.00

Legal fees and expenses	$50,000.00

Printing and engraving expenses	$5,000.00

Plan administrator’s fee and services charges	$100,000.00

Miscellaneous	$10,000.00

TOTAL	$181,133.10

Item 15. Indemnification of Directors and Officers

Maryland statute governing real estate investment trusts formed under the laws of that state (“Maryland REIT Law”) permits a Maryland REIT to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the REIT and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

Our declaration of trust authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former shareholder, trustee or officer of the registrant who is made or threatened to be made a party to the proceeding or (b) any individual who, while a trustee or officer of the registrant and at the request of the registrant, serves or has served as a trustee, director, officer, member, manager or partner of another REIT, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former shareholder, trustee or officer of the registrant. The rights to indemnification and advance of expenses provided by our declaration of trust and bylaws vest immediately upon election of a trustee or officer. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of the registrant in any of the capacities described above and to any employee or agent of the registrant or a predecessor of the registrant.

The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees and officers to the same extent as permitted by the Maryland General Corporation Law (the “MGCL”) for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

In addition, we have entered into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

The Maryland REIT Law may permit indemnification for liabilities arising under the Securities Act or the Exchange Act. The board of trustees has been advised that, in the opinion of the Commission, indemnification for liabilities arising under the Securities Act or the Exchange Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

Item 16. Exhibits

The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1) (i), (1) (ii) and (1) (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act, each filing of registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on the 1st day of June, 2015.

WASHINGTON REAL ESTATE INVESTMENT TRUST

By:	/s/ Paul T. McDermott

Paul T. McDermott
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen E. Riffee and Thomas C. Morey, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority and grants to the attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and ratifies and confirms all that the attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Charles T. Nason	Chairman, Trustee	June 1, 2015

/s/ Paul T. McDermott	President, Chief Executive Officer and Trustee	June 1, 2015

/s/ Benjamin S. Butcher	Trustee	June 1, 2015

/s/ William G. Byrnes	Trustee	June 1, 2015

/s/ Edward S. Civera	Trustee	June 1, 2015

/s/ John P. McDaniel	Trustee	June 1, 2015

/s/ Thomas H. Nolan Jr.	Trustee	June 1, 2015

/s/ Wendelin A. White	Trustee	June 1, 2015

/s/ Vice Adm. Anthony L. Winns (RET.)	Trustee	June 1, 2015

/s/ Laura M. Franklin	Executive Vice President Accounting and Administration (Principal Accounting Officer)	June 1, 2015

/s/ Stephen E. Riffee	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 1, 2015

EXHIBIT INDEX

3.		3.1	—	Articles of Amendment and Restatement, effective as of May 17, 2011. Incorporated by reference to Appendix B of the registrant’s proxy statement filed April 1, 2011.

		3.2	—	Amended and Restated Bylaws, adopted as of May 17, 2011. Incorporated by reference to Exhibit 3.3 of the registrant’s current report on Form 8-K filed May 23, 2011.

5.		5.1	—	Opinion of Hogan Lovells US LLP regarding validity of securities registered (filed herewith)

8.		8.1	—	Opinion of Hogan Lovells US LLP regarding certain tax matters (filed herewith)

23.	—	Consents of experts and counsel

		23.1	—	Consent of Ernst & Young LLP (filed herewith)

		23.2	—	Consent of Hogan Lovells US LLP (counsel): included in Exhibits 5 and 8

24.		24.1	—	Power of attorney (included on signature page)

99.		99.1	—	Letter to shareholders and others (filed herewith)